UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934
Date of Report (Date of earliest event reported): August 27, 2009
Synthesis Energy Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33522	20-2110031
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Three Riverway, Suite 300	77056
Houston, Texas	(Zip Code)
(Address of principal executive offices)
(713) 579-0600
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 1.01	Entry into a Material Definitive Agreement
     On August 27, 2009, a wholly-owned subsidiary of Synthesis Energy Systems, Inc. (the “Company”) entered into joint venture contracts with Yima Coal Industry (Group) Co., Ltd. (“Yima”), replacing the prior joint venture contracts entered into in October 2008 and April 2009. The joint ventures were formed for each of the gasification, methanol/methanol protein production, and utility island components of the plant. The Company obtained government approvals for the project’s feasibility study during the three months ended December 31, 2008 and for the project’s environmental impact assessment during the three months ended March 31, 2009, which were the two key approvals required to proceed with the project. The revised joint venture contacts provide that (i) Yima and the Company contribute equity of 75% and 25%, respectively, to the joint ventures; (ii) if debt financing is not available to the project, Yima is obligated to provide debt financing to the project until the project is able to secure third-party debt financing; and (iii) Yima will supply coal to the project from a mine located in close proximity to the project at a preferential price subject to a definitive agreement to be subsequently negotiated. As a result of these provisions, the Company and Yima have contributed their remaining equity contributions of $29.3 million and $90.8 million, respectively, to the joint ventures.
     In exchange for their capital contributions, the Company owns a 25% interest in each joint venture and Yima owns a 75% interest. Notwithstanding this, in connection with an expansion of the project, the Company has the option to contribute a greater percentage of capital for the expansion, such that as a result, the Company would have up to a 49% ownership interest in the joint ventures.
     When phase one of the project is completed, the plant is expected to have an annual capacity of 300,000 tonnes per annum of refined methanol. The parties are planning two future phases of coal gasification projects at this location. Phase two is expected to add additional capacity of 300,000 tonnes per annum of refined methanol or methanol equivalent products, and phase three is expected to add additional capacity of 600,000 tonnes per annum of refined methanol or methanol equivalent products.
     The joint venture companies have been established. Construction activities for site preparation are currently underway and a Chinese design institute has been selected for the project’s engineering work. Detailed engineering will be released immediately and procurement of major equipment, as well as work on major foundations, is expected to begin later this year. Mechanical completion of the project is expected in the first half of 2012, with commercial operations estimated to begin approximately six months later. Based on the project’s current scope, the parties’ current estimate of the total required capital of phase one of the project, which includes the downstream facilities and infrastructure investment in support of phase two of the plant, is approximately $250 million. The total investment for phase two is expected to be significantly lower.
     Under the revised joint venture contracts, Yima has agreed to supply coal to the project at a preferential price subject to a definitive agreement to be subsequently negotiated.

Additionally, the joint ventures and the Company are continuing to investigate the possible acquisition of an operating coal mine which would provide coal to the project.
     The remaining capital for the project is to be provided by project debt to be obtained by the joint ventures. Yima has agreed to guarantee the project debt and the Company expects this guarantee will allow debt financing to be obtained from domestic Chinese banking sources. The Company has agreed to pledge to Yima its ownership interests in the joint ventures as security for its obligations under any project guarantee. In the event that the debt financing is not obtained, Yima has agreed to provide a loan to the joint ventures to satisfy the remaining capital needs of the project with terms comparable to current market rates at the time of the loan. Yima’s loan would be repaid as soon as third-party debt financing is available for the project.
     The joint ventures will be governed by a board of directors consisting of eight directors, two of whom will be appointed by the Company and six of whom will be appointed by Yima. The joint ventures will also have officers that are appointed by the Company, Yima and/or the board of directors pursuant to the terms of the joint venture contracts. The Company and Yima shall share the profits, and bear the risks and losses, of the joint ventures in proportion to their respective ownership interests. The term of the joint venture shall commence upon each joint venture company obtaining its business license and shall end 30 years after commercial operation of the plant.
     The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the form of Equity Joint Venture Contract, which is attached as Exhibit 10.1 hereto and incorporated by reference herein in its entirety. The press release announcing that the Company entered into the joint venture agreements is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Forward-Looking Statements
     This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are the Company’s early stage of development, the Company’s estimate of the sufficiency of existing capital sources, the Company’s ability to raise additional capital to fund cash requirements for future operations, the Company’s ability to reduce operating costs, the limited history and viability of its technology, the effect of the current international financial crisis on the Company’s business, commodity prices and the availability and terms of financing opportunities, the Company’s results of operations in foreign countries and its ability to diversify, the Company’s ability to maintain production from its first plant in the Hai Hua joint venture project, approvals and permits for its Yima project and other future projects, the estimated timetables for achieving mechanical completion and commencing commercial operations for the Yima project, and the sufficiency of internal controls and procedures. Although the Company believes that in making such forward-looking statements its expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. The Company cannot give assurances that the assumptions upon which these statements are based will prove to have been correct.

Item 9.01	Financial Statements and Exhibits
(a)	Financial Statements of business acquired

None.

(b)	Pro Forma Financial Information

None.

(c)	Shell Company Transactions

None.

(d)	Exhibits
10.1	Form of Equity Joint Venture Contract between Yima Coal Industry (Group) Co., Ltd. and Synthesis Energy Investment Holdings, Inc. dated August 27, 2009 — English translation from original Chinese document.

99.1	Press Release dated September 2, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Synthesis Energy Systems, Inc.
Dated: September 2, 2009	/s/ Robert Rigdon
Robert Rigdon
President and Chief Executive Officer

Exhibit Index
10.1	Form of Equity Joint Venture Contract between Yima Coal Industry (Group) Co., Ltd. and Synthesis Energy Investment Holdings, Inc. dated August 27, 2009 — English translation from original Chinese document.

99.1	Press Release dated September 2, 2009.